Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Tiffany B. Kice
May 3, 2012	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS

FINANCIAL RESULTS FOR THE FIRST QUARTER 2012

IRVING, TEXAS—CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for its first quarter ended April 1, 2012. Total revenues for the first quarter of 2012 decreased 3.8%, or $9.6 million, to $246.8 million from $256.4 million for the first quarter of 2011. Comparable store sales decreased 4.2% for the first quarter of 2012 as compared to the first quarter of 2011.

Net income for the first quarter ended April 1, 2012 decreased 5.2% to $32.3 million as compared to $34.1 million for the first quarter of 2011. Diluted earnings per share for the first quarter of 2012 were $1.81 per share as compared to $1.71 per share for the first quarter of 2011. Diluted earnings per share during the first quarter of 2012 benefited from our repurchase of approximately 2.3 million shares of our common stock since the beginning of the first quarter of 2011 through the end of the first quarter of 2012.

On May 1, 2012, the Company’s Board of Directors declared a cash dividend of $0.22 per share. This cash dividend is scheduled to be paid on July 5, 2012 to stockholders of record as of June 7, 2012.

Michael Magusiak, President and Chief Executive Officer, stated that, “I am disappointed with the decrease in comparable store sales during the first quarter. Overall, we believe our greatest opportunity in generating increased customer traffic, and ultimately comparable store sales, is through a new comprehensive marketing and advertising campaign that will be introduced in the second half of this year. Our strategy for growth will also continue to focus on reinvesting in our existing store base to continue to provide guests with our best-in-class product and experience, as well as expanding domestically and franchising internationally.”

Mr. Magusiak continued, “As we move forward in 2012 and implement our new strategies, we believe we will see meaningful improvement in results.”

Business Outlook:

At this time, we are projecting comparable store sales to be flat to down 2% for the second quarter and up 1% to 3% for the second half of the year. We are estimating our fiscal 2012 diluted earnings per share to be in a range of $3.00 to $3.15, a decrease from the guidance of $3.10 to $3.20 previously provided. This guidance incorporates the following assumptions:

•	average cheddar cheese block prices in a range of $1.50 to $1.70 per pound;

•	depreciation and amortization expense will decrease approximately 1% from the prior year;

•	rent expense will increase approximately 2% from the prior year;

•	advertising expense as a percentage of total revenue will remain relatively flat at 4.3% of sales;

•	annual effective income tax rate of approximately 39.1%;

•	capital expenditures to range from $94 to $96 million for fiscal year 2012;

•	12-15 new Company-owned stores, including approximately three relocations and one franchise acquisition;

•	our intent to repurchase Company common stock on an opportunistic basis; and

•	payment of four quarterly dividends totaling approximately $16 million.

This guidance considers impacting approximately 160 stores with store expansions, major remodels, and game enhancements.

First Quarter 2012 Conference Call:

The Company will host a conference call Thursday, May 3, 2012, at 3:30 p.m. Central Time to discuss its first quarter financial results and outlook for fiscal year 2012. A live webcast of the call (listen only) can be accessed through the Company’s website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website through Friday, June 29, 2012.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure to EBITDA and Free Cash Flow is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:

For more than 30 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The Company and its franchisees operate a system of 558 Chuck E. Cheese’s stores located in 48 states and eight foreign countries or territories. Currently, 508 locations in the United States and Canada are owned and operated by the Company. CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food, and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides, and play areas, as well as a variety of dining options including pizza, sandwiches, a salad bar, and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $7.7 million to schools and non-profit institutions through its fundraising programs. For more information, see the Company’s website at www.chuckecheese.com.

Cautionary Statement Regarding Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2012, filed on February 23, 2012. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Our ability to successfully implement our business development strategies;

•	Unanticipated costs and delays in implementing our business development strategies;

•	Changes in consumer discretionary spending and general economic conditions;

•	Competition in both the restaurant and entertainment industries;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Continued existence or occurrence of certain public health issues;

•	Loss of certain key personnel;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Government regulations, litigation, product liability claims and product recalls;

•	Adverse effects of local conditions, natural disasters and other events;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Disruptions of our information technology systems;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights; and

•	Conditions in foreign markets.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made in this press release. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(in thousands, except per share information)

	Three Months Ended
	April 1, 2012		April 3, 2011
REVENUES:
Food and beverage sales	$115,902	47.0%	$123,757	48.3%
Entertainment and merchandise sales	129,524	52.5%	131,459	51.3%

Total company store sales	245,426	99.5%	255,216	99.5%
Franchise fees and royalties	1,332	0.5%	1,186	0.5%

Total revenues	246,758	100.0%	256,402	100.0%

OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below)(1)	28,211	24.3%	28,903	23.4%
Cost of entertainment and merchandise (exclusive of items shown separately below)(2)	8,975	6.9%	10,160	7.7%

Total cost of food, beverage, entertainment and merchandise(3)	37,186	15.2%	39,063	15.3%
Labor expenses(3)	61,668	25.1%	63,637	24.9%
Depreciation and amortization(3)	19,739	8.0%	20,752	8.1%
Rent expense(3)	18,958	7.7%	18,485	7.2%
Other store operating expenses(3)	31,564	12.9%	32,994	12.9%

Total Company store operating costs(3)	169,115	68.9%	174,931	68.5%
Other costs and expenses:
Advertising expense	8,875	3.6%	9,067	3.5%
General and administrative expenses	13,642	5.5%	14,055	5.5%
Asset impairments	349	0.1%	—	0.0%

Total operating costs and expenses	191,981	77.8%	198,053	77.2%

Operating income	54,777	22.2%	58,349	22.8%
Interest expense	1,971	0.8%	2,754	1.1%

Income before income taxes	52,806	21.4%	55,595	21.7%
Income taxes	20,502	8.3%	21,513	8.4%

Net income	$32,304	13.1%	$34,082	13.3%

Earnings per share:
Basic	$1.82		$1.71
Diluted	$1.81		$1.71
Weighted average common shares outstanding:
Basic	17,784		19,938
Diluted	17,849		19,979
Cash Dividends Declared Per Share	$0.22		$0.20

Percentages are expressed as a percent of total revenues (except as otherwise noted).

(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percentage amount expressed as a percentage of Company store sales.

(Note—Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.)

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	April 1,	January 1,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$20,769	$18,673
Other current assets	53,497	62,008

Total current assets	74,266	80,681
Property and equipment, net	685,201	683,390
Other noncurrent assets	9,317	8,400

Total assets	$768,784	$772,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations, current portion	$803	$834
Other current liabilities	101,534	82,854

Total current liabilities	102,337	83,688
Capital lease obligations, less current portion	13,290	10,075
Revolving credit facility borrowings	340,000	389,600
Other noncurrent liabilities	160,713	164,931

Total liabilities	616,340	648,294
Stockholders’ equity	152,444	124,177

Total liabilities and stockholders’ equity	$768,784	$772,471

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended
	April 1,	April 3,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$32,304	$34,082
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,936	20,914
Deferred income taxes	(2,364)	10,007
Stock-based compensation expense	1,749	1,835
Other adjustments	92	(9)
Changes in operating assets and liabilities:
Operating assets	(1,333)	(215)
Operating liabilities	27,269	21,847

Net cash provided by operating activities	77,653	88,461

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(19,794)	(22,390)
Acquisition of a store from a franchisee	(234)	—
Other investing activities	292	(524)

Net cash used in investing activities	(19,736)	(22,914)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments on revolving credit facility	(49,600)	(40,000)
Dividends paid	(4,101)	—
Restricted stock returned for payment of taxes	(2,603)	(2,725)
Purchases of treasury stock	—	(22,463)
Other financing activities	416	547

Net cash used in financing activities	(55,888)	(64,641)

Effect of foreign exchange rate changes on cash	67	77

Change in cash and cash equivalents	2,096	983
Cash and cash equivalents at beginning of period	18,673	19,269

Cash and cash equivalents at end of period	$20,769	$20,252

CEC ENTERTAINMENT, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Net Income to EBITDA:

The following table sets forth a reconciliation of net income to EBITDA and EBITDA expressed as a percentage of total revenues for the periods shown:

	Three Months Ended
	April 1,	April 3,
	2012	2011
	(in thousands, except percentages)
Total revenues	$246,758	$256,402

Net income	$32,304	$34,082
Add:
Income taxes	20,502	21,513
Interest expense	1,971	2,754
Depreciation and amortization	19,936	20,914

EBITDA	$74,713	$79,263

EBITDA as a percent of total revenues	30.3%	30.9%

The Company believes that EBITDA provides useful information to the Company, investors, and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures, and other corporate uses.

EBITDA, a non-GAAP financial measure, is defined by the Company as net income before income taxes, interest expense, and depreciation and amortization. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. EBITDA as defined herein may differ from similarly titled measures presented by other companies.

CEC ENTERTAINMENT, INC.

FREE CASH FLOW AND STORE COUNT INFORMATION

(Unaudited)

Free Cash Flow:

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Three Months Ended
	April 1,	April 3,
	2012	2011
	(in thousands)
Cash provided by operating activities	$77,653	$88,461
Less:
Capital expenditures and franchise acquisitions	20,028	22,390
Dividend payments	4,101	—

Free Cash Flow	$53,524	$66,071

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures, franchise acquisitions and dividend payments.

The Company believes that Free Cash Flow provides useful information to the Company, investors, and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, franchise acquisitions and payment of dividends, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow, as defined herein, may differ from similarly titled measures presented by other companies.

Store Count Information:

	Three Months Ended
	April 1,	April 3,
	2012	2011
Number of Company-owned stores:
Beginning of period	507	507
New(1)	—	1
Acquired from franchisee	1	—
Closed(1)	—	(1)

End of period	508	507

Number of franchised stores:
Beginning of period	49	47
New	2	1
Acquired by the Company	(1)	—
Closed	—	(1)

End of period	50	47

(1)	The new and closed store in the first quarter of 2011 represents a relocated store.